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                                                                    EXHIBIT 10.2

                      THIRD PARTY INDEMNIFICATION AGREEMENT

     THIRD PARTY INDEMNIFICATION AGREEMENT (this "Agreement") dated as of May 1, 2000 by and between Deluxe Corporation, a Minnesota corporation ("Deluxe"), and eFunds Corporation, a Delaware corporation and wholly owned subsidiary of Deluxe ("eFunds").

                                    RECITALS

     WHEREAS, Deluxe currently owns all of the issued and outstanding capital stock of eFunds;

     WHEREAS, pursuant to the Assignment and Assumption Agreement, dated March 31, 2000 between Deluxe and eFunds (the "Assignment Agreement"), Deluxe contributed and transferred to eFunds, and eFunds received and assumed, directly or indirectly, substantially all of the assets and liabilities currently associated with the business and operations of eFunds (the "eFunds Business");

     WHEREAS, Deluxe currently contemplates that, several months following an initial public offering of eFunds, Deluxe will distribute to the holders of its common stock by means of an exchange offer and/or a pro rata distribution all of the shares of eFunds capital stock owned by Deluxe (the "Distribution");

     WHEREAS, during the period of Deluxe's ownership, the eFunds Businesses purchased and leased certain property and services, and Deluxe purchased and leased certain property and services for the benefit of the eFunds Businesses, from certain third parties under master purchase and lease agreements and master services agreements entered into between Deluxe and such third parties, including but not limited to the agreements listed on Exhibit A ("Master Agreements");

     WHEREAS, pursuant to the Assignment Agreement, eFunds agreed to sublease from Deluxe that portion of the property, machinery, equipment and/or services used by the eFunds Businesses covered under such Master Agreements;

     WHEREAS, during the period of Deluxe's ownership of the eFunds Businesses, Deluxe entered into certain guaranty agreements with certain third parties under which it guaranteed the performance of the eFunds Businesses under various eFunds Businesses' agreements with such third parties, including but not limited to the guaranties listed on Exhibit B ("Guaranties");

     WHEREAS, as an integral step in the Distribution, without which the Distribution would not occur in the form contemplated, the parties desire to enter into this Agreement to set forth their agreement regarding the obligation of eFunds to indemnify Deluxe with
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respect to any costs or liability incurred by Deluxe under the Master Agreements and the Guaranties insofar as such cost or liability is primarily related to the eFunds Businesses.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Deluxe and eFunds, for themselves, their successors, and assigns, hereby agree as follows:

     1. Indemnification. eFunds agrees to indemnify in full Deluxe, its officers, directors, employees, agents, representatives and officers (collectively, the "Deluxe Indemnitees") and hold them harmless from and against any and all losses, liabilities, deficiencies, damages, expenses or costs (including reasonable legal and other external advisors fees and expenses) (each, an "Indemnifiable Loss") which any Deluxe Indemnitee may suffer, sustain or become subject to under the Master Agreements and Guaranties insofar as such Indemnifiable Loss is primarily related to the past, present or future operation of any of the eFunds Businesses; provided, however that in no event shall any losses, liabilities, deficiencies, damages, expenses, costs or other payments that Deluxe may suffer, sustain or become subject to pursuant to the provisions of the Government Services Indemnification Agreement to be entered into between Deluxe and eFunds constitute an Indemnifiable Loss under the terms of this Agreement. eFunds irrevocably waives (a) any requirement that Deluxe proceed first against any other party or against any collateral security, (b) any defense relating to the absence of any attempt by the third party to collect under the Master Agreements or Guaranties from eFunds or any other guarantor, or the absence of any other action to enforce the same (c) any defense relating to the failure by the third party to take any steps to perfect and maintain its security interest in, or to preserve rights to, any security or collateral relating the Master Agreements or Guaranties, or the release by operation of law or otherwise, of any security interest, security, collateral or right of recourse or liability relating to the Master Agreements or Guaranties or (d) any defense relating to any assignment or transfer of rights by eFunds relating to the Master Agreements or Guaranties. Nothing herein shall be construed to prevent either party from pursuing a claim it may have against the other party for the breach of such other party's obligations under the Master Agreements, or under the Guaranties and the third party agreements under which the Guaranties were issued.

     2. Indemnification Procedures.

          (a) If a claim or demand for an Indemnifiable Loss is made against a Deluxe Indemnitee by any Person who is not a party to the this Agreement (a "Third Party Claim") as to which such Deluxe Indemnitee is entitled to indemnification pursuant Section 1 hereof, such Deluxe Indemnitee shall give eFunds notice of such Third Party Claim, as promptly as practicable, but in any event no later than 15 days of the receipt by the Deluxe Indemnitee of such notice; provided, however, that the failure to provide such notice shall not release eFunds from any of its obligations under this Agreement except to the extent eFunds is materially prejudiced by such failure and shall not relieve eFunds from any other
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     obligation or liability that it may have to any Deluxe Indemnitee otherwise than under this Agreement. If eFunds acknowledges in writing its obligations to indemnify the Deluxe Indemnitee hereunder against any Indemnifiable Losses that may result from such Third Party Claim, then eFunds shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, subject to the approval of the Deluxe Indemnitee (which approval shall not be unreasonably withheld or delayed), if it gives notice of its intention to do so to the Deluxe Indemnitee within 15 business days of the receipt of such notice from the Deluxe Indemnitee; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Deluxe Indemnitee for the same counsel to represent both the Deluxe Indemnitee and eFunds, then the Deluxe Indemnitee shall be entitled to retain its own counsel, in each jurisdiction for which the Deluxe Indemnitee determines counsel is required to participate in such defense, at the expense of eFunds. In the event eFunds exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Deluxe Indemnitee shall cooperate with eFunds in such defense and make available to eFunds, at eFunds's expense, all witnesses, pertinent records, materials and information in the Deluxe Indemnitee's possession or under the Deluxe Indemnitee`s control relating thereto as is reasonably required by eFunds, subject to reimbursement of reasonable out-of-pocket expenses. Similarly, in the event the Deluxe Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, eFunds shall cooperate with the Deluxe Indemnitee in such defense and make available to the Deluxe Indemnitee all such witnesses, records, materials and information in eFunds's possession or under eFunds's control relating thereto as is reasonably required by the Deluxe Indemnitee, subject to reimbursement of reasonable out-of-pocket expenses. No such Third Party Claim may be settled by eFunds without the prior written consent of the Deluxe Indemnitee (which shall not be unreasonably withheld or delayed) unless such settlement is solely for money and includes an unconditional release of each Deluxe Indemnitee from any and all Indemnifiable Losses arising out of such action, claim, suit or proceeding and would not otherwise adversely affect the Deluxe Indemnitee. No such Third Party Claim may be settled by the Deluxe Indemnitee without the prior written consent of eFunds which shall not be unreasonably withheld or delayed.

          (b) All Persons who by their relationship to a party to this agreement (including, without limitation all Affiliates of such party and all officers, directors, employees and agents of such party and its Affiliates) are, or may become, entitled to indemnification hereunder shall, as a condition of their rights to indemnification hereunder, be deemed to have granted such party an irrevocable power of attorney, coupled with an interest, with respect to all matters for which any determination may be made, action may be taken or consent may be given or withheld under this
     Section 2, including, without limitation, any determination regarding selection of counsel and any consent regarding settlement, and any such

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     determination, action or consent made, taken, given or withheld by such party shall be binding upon such Person as if made, taken, given or withheld by such Person personally.

          3. Notwithstanding the foregoing, eFunds shall not be entitled to assume the defense of any Third Party Claim and shall be liable for the fees and expenses of counsel incurred by the Deluxe Indemnitee in defending such Third Party Claim if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Deluxe Indemnitee which the Deluxe Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, eFunds shall be entitled to assume the defense of the portion relating to money damages.

          (d) In the event any Deluxe Indemnitee should have a claim against eFunds that does not involve a Third Party Claim, the Deluxe Indemnitee shall deliver a notice of such claim with reasonable promptness to eFunds. If eFunds notifies the Deluxe Indemnitee that it does not dispute the claim described in such notice or fails to notify the Deluxe Indemnitee within 20 business days after delivery of such notice by the Deluxe Indemnitee whether eFunds disputes the claim described in such notice, the Indemnifiable Loss in the amount specified in the Deluxe Indemnitee's notice will be conclusively deemed a liability of eFunds and eFunds shall pay the amount of such Indemnifiable Loss to the Deluxe Indemnitee on demand. If eFunds has timely disputed the liability with respect to such claim, the Chief Financial Officer of eFunds and the Chief Financial Officer of Deluxe will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such individuals within 20 days after the delivery of the Deluxe Indemnitee's notice of such claim, such dispute shall be resolved fully and finally in Minneapolis, Minnesota, by an arbitrator selected pursuant to and an arbitration governed by Commercial Arbitration Rules of the American Arbitration Association, as modified herein. The parties will jointly appoint a mutually acceptable independent arbitrator, seeking assistance in such regard from the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction. Each of Deluxe, on the one hand, and eFunds, on the other, shall bear its own fees and expenses in connection with such arbitration and shall bear 50% of the fees and expenses of the arbitrator.

     4. Continuing Indemnity. This is a continuing indemnity and shall not be revoked or terminated by eFunds until all obligations under the Master Agreements and Guaranties have been paid or performed in full, with no further recourse whether at law or in equity, against Deluxe being available to any third party with respect to such obligations. The indemnity set forth herein shall be reinstated if and to the extent that, for
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any reason, any payment of the Master Agreements or Guaranties is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     5. Representations and Warranties of eFunds. eFunds hereby represents and warrants to Deluxe as follows:

          (a) eFunds has all requisite power and authority to enter into this Agreement and to perform its obligations contemplated hereby. The execution, delivery and performance of this Agreement by eFunds and the performance of the obligations contemplated hereby have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on eFunds's part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by eFunds and, assuming due authorization, execution and delivery by Deluxe, constitutes the valid and binding obligation of eFunds enforceable in accordance with its terms.

          (b) The execution, delivery and performance of this Agreement by eFunds does not and the performance of the obligations contemplated hereby will not: (a) contravene any provision of the Certificate of Incorporation or Bylaws of eFunds; (b) violate or conflict in any material respect with any foreign, federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against eFunds or the business or any assets of eFunds; (c) conflict with, result in any breach of any of the provisions of, or constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the creation of a right of termination, amendment, modification, abandonment or acceleration under any indenture, mortgage, lease, license, loan agreement or other material agreement or instrument which is either binding upon or enforceable against eFunds; (d) result in the creation of any material lien, security interest, charge or encumbrance upon eFunds or any of the assets of eFunds; or (e) require any authorization, consent, approval, exemption or other action by or notice to any court, commission, governmental body regulatory authority, agency or tribunal wherever located or any other third party.


     6. Representations and Warranties of Deluxe. Deluxe hereby represents and warrants to eFunds as follows:

          (a) Deluxe has all requisite power and authority to enter into this Agreement and to perform its obligations contemplated hereby. The execution, delivery and performance of this Agreement by Deluxe and the performance of the obligations contemplated hereby have been duly and validly authorized by all requisite
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     corporate action and no other corporate proceedings on Deluxe's part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Deluxe and, assuming due authorization, execution and delivery by eFunds, constitutes the valid and binding obligation of Deluxe enforceable in accordance with its terms.

          (b) The execution, delivery and performance of this Agreement by Deluxe does not and the performance of the obligations contemplated hereby will not: (a) contravene any provision of the Articles of Incorporation or Bylaws of Deluxe; (b) violate or conflict in any material respect with any foreign, federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against Deluxe or the business or any assets of Deluxe; (c) conflict with, result in any breach of any of the provisions of, or constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the creation of a right of termination, amendment, modification, abandonment or acceleration under any indenture, mortgage, lease, license, loan agreement or other material agreement or instrument which is either binding upon or enforceable against Deluxe; (d) result in the creation of any material lien, security interest, charge or encumbrance upon Deluxe or any of the assets of Deluxe; or (e) require any authorization, consent, approval, exemption or other action by or notice to any court, commission, governmental body regulatory authority, agency or tribunal wherever located or any other third party.

     7. Assignment. Neither party may assign its rights or obligations under this Agreement, in whole or in part, without the consent of the other party, which consent will not be unreasonably withheld.

     8. Entire Agreement. This Agreement contains the entire agreement of the parties concerning the indemnification obligations of eFunds with respect to the Master Agreements and Guaranties and may not be amended or modified except by a writing signed by eFunds and Deluxe.

     9. Choice of Law. This Agreement shall be governed by the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Minnesota. If any provision of this indemnity shall be prohibited by or invalid under that law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. EFUNDS WAIVES ANY RIGHT TO TRIAL BY JURY. Each of eFunds and Deluxe consents to the jurisdiction of any local, state or Federal court located within the State of Minnesota, and waives any objection relating to improper venue of forum non conveniens to the conduct of any proceeding in any such court.
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     10. Notices. All notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served,
(a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subsection (c) below; or (b) on the next business day after delivery to a nationally recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fifth (5th) day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses or to such other address as the party to be notified shall have specified to the other party in accordance with this section:

     If to Deluxe:

                  Deluxe Corporation
                  3680 Victoria Street North
                  Shoreview, Minnesota 55126
                  Attn:    Chief Financial Officer
                  Facsimile:  (651) 481-4477
                  Copy to:  General Counsel
                  Facsimile:  (651) 787-2749

     If to eFunds:

                  eFunds Corporation
                  400 West Deluxe Parkway
                  P.O. Box 12536
                  Milwaukee, Wisconsin 53212
                  Attn:    Chief Financial Officer
                  Facsimile:  (651) 483-7337
                  Copy to:  General Counsel
                  Facsimile:  (651) 787-2749

     11. Definitions. Capitalized terms not otherwise defined herein have the meaning given to them in the IPO and Distribution Agreement dated March 31, 2000 between Deluxe and eFunds.
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

                                        DELUXE CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        EFUNDS CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: